UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 19, 2021
Date of Report (Date of earliest event reported)

Biodesix, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39659	20-3986492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2970 Wilderness Place, Suite 100 Boulder, Colorado (Address of Principal Executive Office)	80301 (Zip Code)

Registrant’s telephone number, including area code: (303)  417-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.001 per share	BDSX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

New Term Loan

On March 19, 2021 (Effective Date), Biodesix, Inc. (the Company) entered into a new Loan and Security Agreement (New Term Loan) by and between Silicon Valley Bank, a California corporation (SVB or Lender) and the Company, as borrower, whereby subject to the terms and conditions of the New Term Loan, SVB advanced to the Company an original principal amount of $30 million.

The New Term Loan provides for an “interest-only” period from the Effective Date through February 28, 2023, with interest due and payable monthly on the first calendar day of each month (Payment Date), provided however, if the Company achieves a revenue milestone of at least $65 million on a trailing twelve-month basis as of the end of any calendar month ending on or prior to September 30, 2022, the interest-only period shall automatically be extended through February 28, 2024. Beginning on the first Payment Date next following the end of the interest-only period and continuing on each Payment Date thereafter, the New Term Loan shall be payable in (i) consecutive equal installments of principal, plus (ii) monthly payments of accrued interest. The principal amount outstanding under the New Term Loan shall accrue interest at a floating per annum rate equal to the greater of (i) 2.00% above the prime rate, or (ii) 5.25%, which interest, in each case, shall be payable monthly on the Payment Date. Changes to the interest rate applicable to the New Term Loan based on changes to the prime rate shall be effective on the effective date of any change to the prime rate.

The Company’s final payment, due at maturity on March 1, 2026, shall include all outstanding principal and accrued and unpaid interest on the New Term Loan, Lender fees and expenses, of which the majority will include a final payment of $2.4 million, and all other sums, if any, that shall have become due and payable hereunder with respect to the New Term Loan. After repayment, no portion of the New Term Loan may be reborrowed. The Company has the option to prepay, prior to maturity, the total outstanding principal amount plus accrued and unpaid interest under the New Term Loan, subject to a prepayment penalty of 3% of the principal amount if paid prior to the first anniversary of the Effective Date, 2% of the principal amount if paid on or after the first anniversary but prior to the second anniversary of the Effective Date, 1% of the principal amount if paid on or after the second anniversary but prior to October 19, 2025, and 0% thereafter.

Pursuant to the terms and conditions of the New Term Loan, the Company granted the Lender a security interest in substantially all of the Company’s assets.

The New Term Loan requires the Company to comply with a minimum liquidity ratio covenant (as defined in the New Term Loan agreement) of not less than 0.95 to 1.00, and has a trailing six month rolling minimum revenue requirement of not less than 70% of the Company’s projected revenue for each such quarter set forth in the Company’s annual projections. The New Term Loan also contains certain covenants limiting the ability of the Company to, among other things, incur future debt, transfer assets except for the ordinary course of business, make acquisitions, pay dividends or make other certain restricted payments, or sell assets, subject to certain exceptions, without the prior written consent of the Lender. Failure to comply with the covenants and loan requirements may result in an event of default. In the event of a default, including, among other things, our failure to make any payment when due or our failure to comply with any covenant under the New Term Loan, the Lender may elect to declare all amounts outstanding to be immediately due and payable, and may proceed against the collateral granted to them to secure such indebtedness, including a royalty-free license or other right to use all of our intellectual property without charge.

Item 1.02. Termination of a Material Definitive Agreement.

On March 19, 2021, in connection with entering into the New Term Loan agreement with SVB, the Company repaid all outstanding principal and accrued and unpaid interest in the amount of $25.9 million due under the secured promissory note (Prior Term Loan) held by Innovatus Life Sciences Lending Fund I, LP (Innovatus) and contemporaneously terminated the Loan and Security Agreement, dated as of February 23, 2018, as amended, by and among Innovatus and the Company.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

On March 23, 2021, the Company issued a press release announcing the closing of the New Term Loan and subsequent repayment of all outstanding principal and interest amounts due under the Company’s Prior Term Loan held by Innovatus, resulting in an immediate improvement in the Company’s net liquidity position and reduces near term cash interest costs.

A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information furnished pursuant to this Item 8.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such document or filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

No.	Exhibit
10.1	Loan and Security Agreement, dated March 19, 2021
99.1	Press Release issued by Biodesix, Inc. dated March 23, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2021	BIODESIX, INC.

	By:	/s/ Robin Harper Cowie
	Name:	Robin Harper Cowie
	Title:	Chief Financial Officer